UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 9, 2006
U.S. Concrete, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-26025	76-0588680
(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
(713) 499-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On May 9, 2006, at its 2006 annual meeting of stockholders, the stockholders of U.S. Concrete, Inc. approved amendments to its certificate of incorporation to eliminate the classification of its board of directors. The amendments also permit directors to be removed by stockholders with or without cause, in accordance with Delaware law. U.S. Concrete’s board of directors approved these amendments on March 13, 2006, subject to stockholder approval.
     U.S. Concrete’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 9, 2006 and was effective upon filing.
     The foregoing summary of the amendments to U.S. Concrete’s certificate of incorporation is qualified in its entirety by reference to the text of the Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.1 to this report.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Exhibit
3.1	Amended and Restated Certificate of Incorporation of U.S. Concrete, Inc., filed with the Secretary of State of the State of Delaware on May 9, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.
Date: May 9, 2006	By:	/s/ Robert D. Hardy
Robert D. Hardy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit
3.1	Amended and Restated Certificate of Incorporation of U.S. Concrete, Inc., filed with the Secretary of State of the State of Delaware on May 9, 2006.